Exhibit 99.1

PURCHASE AND SALE AGREEMENT

by and between

TERADYNE, INC.

Seller

and

AXSYS TECHNOLOGIES IR SYSTEMS, INC.

Purchaser

Dated as of February 15, 2006

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EXHIBITS

A.	Legal Description
B.	Form of Escrow Agreement
C.	Intentionally Deleted
D.	Due Diligence Materials
E.	Intentionally Deleted
F.	Form of Affidavit of Non-Foreign Status

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This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of February 15, 2006 (the “Effective Date”), by and between TERADYNE, INC., a Massachusetts corporation, having an address of 321 Harrison Avenue, Boston, Massachusetts 02118 (“Seller”), and AXSYS TECHNOLOGIES IR SYSTEMS, INC., a New York corporation, having an address of 282 Main Street, Salem, New Hampshire 03070 (“Purchaser”).

RECITALS

Seller is the owner of the Property (as hereinafter defined). Seller desires to sell the Property to Purchaser and Purchaser desires to buy the Property from Seller, all on and subject to the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                                       Purchase and Sale. In consideration of the mutual covenants and agreements of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell the Property to Purchaser and Purchaser, or its nominee, agrees to buy the Property from Seller, for the Purchase Price (as hereinafter defined), payable as provided below and subject to adjustment as provided herein and otherwise on and subject to the terms and conditions contained herein. The Property which is the subject of this Agreement consists of the following:

(a)                                  The land located at 23-24 Simon Street, Nashua, New Hampshire, which land is (1) more particularly described on Exhibit A attached hereto and (2) the same land shown on a survey (the “2001 Survey”) dated November 28, 2001, entitled, “23-24 Simon Street; Nashua, NH”, prepared by Merrimack Engineering Services and Findeisen Survey and Design (the “Land”) together with (i) all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas, and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land, any rights to any land lying in the bed of any existing dedicated street, road or alley adjoining the Land and to all strips and gores adjoining the Land, and any other easements, rights-of-way, or appurtenances used in connection with the beneficial use and enjoyment of the Land (collectively, the “Appurtenances”); and (ii) all improvements and fixtures located on the Land (collectively, the “Improvements”), including, without limitation, that certain building containing approximately 78,000 square feet of space (the “Building”), and all permanent equipment owned by the Seller, affixed to and used in connection with the operation or occupancy of the Improvements, such as, but without limitation, heating and air conditioning systems, conduits and ducts, plumbing and electrical facilities used to provide utility and other services (which Land, together with the Appurtenances and Improvements, is collectively referred to as the “Real Property”);

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(b)                                 All rights of Seller in and to the tangible personal property, equipment and furnishings located on or in or used in connection with the Real Property (collectively, the “Personal Property”); and

(c)                                  All of the interest of Seller in any permits and approvals, contracts, reports, studies, plans, specifications, surveys, subcontracts, agreements, or other rights relating to the ownership, use, development or operation of the Property, and all building warranties and guarantees relating thereto (collectively, the “Intangible Property”);

The Real Property, together with the Personal Property and the Intangible Property is referred to herein collectively as the “Property”.

2.                                       Purchase Price. The purchase price of the Property (the “Purchase Price”) is THREE MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($3,825,000.00), subject to adjustment as provided herein. The Purchase Price shall be payable as follows:

(a)                                  Within two (2) business days after the Effective date, Purchaser shall deposit ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the “Initial Deposit”) into escrow with Gallagher, Callahan & Gartrell, PC, having an address of 214 N. Main Street, PO Box 1415, Concord, New Hampshire 03302 (the “Escrow Agent”). The Initial Deposit, together with the Additional Deposit (as defined below), if any, and all interest thereon, shall be referred to hereinafter as the “Deposit”. The Escrow Agent shall maintain the Deposit in an interest bearing money market account with an FDIC insured bank and the Deposit shall be disbursed pursuant to the terms and conditions of this Agreement and an escrow agreement substantially in the form of Exhibit B hereto (the “Escrow Agreement”).

(b)                                 Not later than two (2) business days after the expiration of the Due Diligence Period (as defined in Section 7(a) below), and provided that Purchaser has not terminated this Agreement in accordance with Section 7(e) below, Purchaser shall deposit an additional ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the “Additional Deposit”) into escrow with the Escrow Agent.

(c)                                  On the Closing Date (as defined below) the balance of the Purchase Price, subject to adjustment and prepayments as specified herein, shall be paid by wire transfer of immediately available funds by Purchaser to the Escrow Agent at the Closing (as defined below).

3.                                       Quality of Title.  At the Closing, Seller shall convey by deed (with customary warranty covenants) to Purchaser (or to Purchaser’s nominee) good and clear record, insurable and marketable fee simple title to all of the Real Property free and clear of any and all tenancies and other occupancies, liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

(a)                                  The lien, if any, for real estate taxes not yet due and payable; and

(b)                                 The Permitted Exceptions (as defined below).

4.                                       Closing Date; Expenses.

(a)                                  The closing relating to the transaction contemplated by this Agreement (the “Closing”) shall take place at 10:00 A.M. Eastern Time through an escrow with the Escrow Agent on May 3, 2006, or on such other date as may be mutually agreed upon in writing by Seller and Purchaser (the “Closing Date”).

(b)                                 Time shall be of the essence as to each party’s obligations hereunder.

(c)                                  Certain costs and expenses of the transaction contemplated hereby shall be paid at or prior to Closing and shall be allocated among Seller and Purchaser as follows:

(i)                                     Seller shall bear the costs of (A) the brokers specified in Section 11;  (B) Seller’s legal counsel; (C) one-half (1/2) of any documentary transfer taxes and transfer fees due in connection with the consummation of the transaction contemplated by this Agreement; (D) recording fees for any documents delivered by Seller at Closing pursuant to Section 8(a) and (E) one-half of the fees and expenses of the Escrow Agent.

(ii)                                  Purchaser shall bear the costs of (A) Purchaser’s legal counsel; (B) the premium for any title insurance policy purchased by Purchaser and any endorsements thereto; (C) any and all due diligence expenses incurred by Purchaser in connection with its review of the Property, including but not limited to environmental, structural/engineering and survey work (including survey updates of the Real Property); (D) one-half (1/2) of any documentary transfer taxes and transfer fees due in connection with the consummation of the transaction contemplated by this Agreement; and (E) one-half of the fees and expenses of the Escrow Agent.

5.                                       Apportionments.

(a)                                  Proration of Taxes. All real and personal property taxes shall be paid by Seller prior to Closing. All real property taxes attributable to the year in which the Closing occurs shall be prorated and adjusted as of the Closing Date as an adjustment at the Closing. If the taxes for the fiscal year during which the Closing Date occurs are not finally determined, then one hundred and twenty five (125%) percent of the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a reasonable additional amount for further adjustment to be made after the Closing Date held in escrow by the Escrow Agent. All assessments, special or otherwise, shall be paid in full prior to or out of Closing proceeds even If said assessment is payable in installments which may be due subsequent to Closing. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Purchaser, as applicable, for all fees, costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred by Seller or Purchaser, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date, and Purchaser shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Seller shall not settle any tax protests or proceedings without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Purchaser shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Purchaser and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. If increased taxes are determined to be due for any year or period prior to Closing, Seller shall be obligated to pay such additional taxes. Seller represents that the Real Property is assessed as a separate tax parcel and not as part of a larger parcel or parcels.

(b)                                 Proration of Contracts. To the extent Contracts (as defined in Section 10(d) below) are not terminated pursuant to Section 10(d) below, prepaid or past due amounts under any Assigned Contracts (as defined in Section 10(d) below) shall be prorated and adjusted as of the Closing Date, while all past due amounts shall be paid in full by Seller.

(c)                                  Utilities. Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and Seller shall pay all charges for such utility charges which have accrued prior to the Closing Date. If the utility companies are unable or refuse to read the meters on the Closing Date, an escrow shall be held by Escrow Agent for all charges for such utility charges to the extent unpaid based upon one hundred twenty five (125%) percent of Seller’s most recent bill for the utility charge. Seller shall provide notice to Purchaser five (5) days prior to the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date as an adjustment at the Closing. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to establish an escrow at Closing, then the parties agree to the extent that the amount in escrow proves to be more or less than the actual utility charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

(d)                                 Estimates and Adjustments. In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Purchaser’s option (i) an escrow shall be maintaining for one hundred twenty five (125%) percent of the most recent bill for the outstanding matter, or (ii) an adjustment shall be made on the basis of good faith estimates of Purchaser using currently available information, with final adjustments made the earlier of (y) six (6) months after the Closing Date or (z) upon receipt of precise figures determining such matter. All post-closing adjustments shall be made in immediately available funds.

(e)                                  Calculation of Prorations; Application of Payments. All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the Property in the period applicable to the apportionment, with Purchaser entitled to income and responsible for expenses for the Closing Date. Prorations of annual payments shall be made based on the number of days of ownership in the applicable annual period.

(f)                                    Closing Statement. Seller shall prepare a draft closing statement or shall provide Purchaser with sufficient information to prepare a draft closing statement at least five (5) business days prior to the Closing.

(g)                                 Survival. The provisions of this Section 5 shall survive the Closing.

6.                                       Title Insurance and Surveys.

(a)                                  Promptly after the Effective Date, Purchaser shall obtain a current title insurance commitment for the Property (the “Title Insurance Commitment”) from a title company authorized to do business in the State of New Hampshire and as determined by Purchaser in its sole discretion (the “Title Company”), including such affirmative insurance and endorsements as Purchaser may desire, together with copies of each document shown therein as an exception or exclusion from coverage. Purchaser may also cause to be prepared an ALTA/ACSM as built survey of the Real Property (the “Survey”), certified to Purchaser, the Title Company, and any lender of Purchaser. Such title commitment, exception documents and Survey being referred to collectively as “Title Evidence”.

(b)                                 Purchaser shall have until the end of the Due Diligence Period to review the Title Evidence and make such written objections (“Title Objections”) to any matter contained in or revealed by the Title Evidence as Purchaser may wish. Purchaser’s failure to make Title Objections prior to the fifth (5th) day after the expiration of the Due Diligence Period, with respect to any particular matter shown in the Title Evidence shall constitute a waiver of Title Objections with respect to such matters shown in the Title Evidence. Any matter shown on such Title Evidence and not objected to by Purchaser prior to the end of the Due Diligence Period shall be a “Permitted Exception” hereunder. Seller will have until ten (10) days after receipt of Title Objections (if any) to advise Purchaser of Seller’s intention to cure the Title Objections, and shall use reasonable efforts to cure any and all Title Objections promptly thereafter, but no later than Closing, other than liens of an ascertainable amount (“Monetary Liens”), which Monetary Liens Seller shall remove or cure by payment of funds from Closing; provided, however, except for Monetary Liens, Seller shall not be obligated to expend more than $400,000.00 (the “Cure Limit”) in connection with the elimination of such Title Objections. The Closing shall be extended for a period of up to thirty (30) days to permit Seller to cure any such Title Objections, other than Monetary Liens. Without regard to the Cure Limit, Seller shall remove any encumbrances or exceptions to title which are created by, through or under Seller after the date of the Title Insurance Commitment or the Survey, as the case may be, and which are not consented to by Purchaser under the terms hereof. Purchaser shall have the right to a dollar-for-dollar reduction of the Purchase Price in the amount of any Monetary Liens which are unsatisfied on the Closing Date. If (i) Seller fails to timely advise Purchaser of its intention to cure the Title Objections (if any) or (ii) the Title Objections are not cured prior to Closing, Purchaser will have the option as its sole and exclusive remedy to (i) terminate this Agreement by written notice to Seller and be entitled to receive the Deposit from the Escrow Agent or (ii) proceed to close the transaction contemplated by this Agreement with no reduction in the Purchase Price for any Title Objections uncured by Seller, except for a reduction for Monetary Liens as aforesaid.

Notwithstanding the foregoing, however, nothing contained herein to the contrary shall be deemed to limit or waive Purchaser’s rights and remedies.

(c)                                  In connection with the Closing, Seller shall deliver customary affidavits, undertakings and documentary evidence customarily required by nationally recognized title companies in connection with commercial real estate closings.

7.                                       Due Diligence Period; “AS-IS, WHERE-IS” Purchase.

(a)                                  Purchaser shall have a period commencing on the date hereof and expiring at 5 p.m. Eastern Time on April 3, 2006 (the “Due Diligence Period”), to inspect and review the physical and environmental condition of the Real Property, the character, quality, value and general utility of the Real Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Real Property, the construction of the Improvements, the Title Evidence and any other factors or other matters as determined in Purchaser’s sole discretion, all in accordance with the terms and conditions of this Section 7. Purchaser shall have no right to extend the Due Diligence Period.

(b)                                 On or prior to the date hereof, Seller has delivered to Purchaser item numbers 1-8 on Exhibit D attached hereto. Purchaser acknowledges receipt of each of such items. Seller agrees to cooperate reasonably with Purchaser and to supply additional documents, information or matters concerning the Property that are reasonably requested by Purchaser and are in the possession of Seller. Purchaser agrees, however, that any requests for such additional documents, information or matters concerning the Property beyond those shown on Exhibit D shall not operate to delay the start of or suspend the running of the Due Diligence Period. During the term of this Agreement, Seller shall provide Purchaser with any additional documentation relating to the Property as and when it comes into Seller’s possession or control or is produced by Seller after the initial delivery of the items listed on Exhibit D. Without limiting the foregoing, Seller shall make all other documents, files and information concerning the Property in Seller’s possession or control available for Purchaser’s inspection at the Property or such other location as shall be mutually agreed by the parties.

(c)                                  Seller agrees to allow Purchaser or Purchaser’s agents or representatives reasonable access to the Property during the Due Diligence Period for purposes of any non-intrusive physical or environmental inspection of the Property; provided, however, that Purchaser shall conduct such visits so as to minimize disruptions to any such tenants or occupants of the Property. Purchaser shall give Seller not less than twenty-four (24) hours prior written notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, lenders, contractors, property managers, parties to Contracts and municipal, local and other government officials and representatives. PURCHASER SHALL NOT HAVE THE RIGHT TO CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY. Notwithstanding the foregoing, Purchaser shall be entitled to have a Phase I site assessment performed on the Property at its sole cost. After its inspections are completed, Purchaser shall restore the Property, at Purchaser ‘s sole cost and expense, substantially to its condition immediately prior to Purchaser’s inspections. Purchaser agrees to indemnify and hold Seller harmless from all loss, cost and damage arising out of the actions of Purchaser and its agents or representatives during such visits, which indemnity shall survive the Closing or the termination of this Agreement. Prior to Purchaser or Purchaser’s agents or representatives entering the Property in the exercise of the access rights hereunder, Purchaser shall deliver to Seller a certificate of comprehensive public commercial general liability insurance naming Seller as an additional insured and evidencing coverage with liability limits of not less than Two Million Dollars ($2,000,000) per occurrence and issued by an insurance company qualified to conduct business in the State of New Hampshire which insures Purchaser’s indemnity obligations hereunder.

Subject to the requirements of any applicable law, Purchaser shall maintain the confidentiality of all materials delivered to Purchaser by Seller, disclosing the contents thereof, on a confidential basis, only to Purchaser’s agents, employees, contractors, investors, potential co-investors, architects, engineers,  lenders, and legal counsel in connection with the transaction contemplated by this Agreement. The duty of non-disclosure shall not apply to information which: (i) was in the public domain at the time it was communicated to Purchaser or subsequently enters the public domain through no fault of Purchaser; (ii) was independently developed or was already known to Purchaser at the time of receipt; or (iii) is required to be disclosed pursuant to judicial order or other compulsion of law; provided, however, that Purchaser shall provide to Seller prompt notice of any such order (unless such order is entered in the normal course of a litigation matter) and comply with any protective or similar order imposed on such disclosure, unless otherwise provided by the court in an order regarding such production.

(d)                                 If, during the Due Diligence Period, Purchaser determines that the Property or any other matter relating to the Property is not acceptable for any reason whatsoever or for no reason, then Purchaser shall have the right, by giving written notice to Seller within five (5) days after the expiration of the Due Diligence Period, to terminate this Agreement, and shall thereupon return to Seller any materials provided by Seller to Purchaser in connection with the transaction contemplated hereby. If Purchaser exercises the right to terminate this Agreement in accordance with the foregoing sentence, this Agreement shall terminate as of the date such termination notice is given by Purchaser and Purchaser shall be entitled to the return of the full amount of the Deposit then held by the Escrow Agent with any accrued interest thereon. If Purchaser determines to proceed with the purchase of the Property, or if Purchaser fails to give timely notice of termination of this Agreement as specified in this Section 7(e), time being of the essence with respect to the giving of such termination notice, then Purchaser shall have no further right to terminate this Agreement under this Section 7 (e) and shall not be entitled to the return of the Deposit pursuant to the terms of this Section 7(e).

(e)                                  Except as otherwise expressly set forth in this Agreement, the Property is being sold in an “AS IS, WHERE-IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and, provided the transaction contemplated hereby is consummated pursuant to the provisions of this Agreement, as of the Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has affected or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.

8.                                       Closing Documents.

(a)                                  At or before the Closing, Seller shall deliver or cause to be delivered to the Escrow Agent the following, each document hereafter mentioned to be in form and substance reasonably satisfactory to Purchaser’s attorneys:

(i)                                     deed (with customary warranty covenants) for the Property in form and substance reasonably satisfactory to Purchaser (the “Deed”), so as to convey to Purchaser (or its nominee) good and clear record, insurable and marketable fee simple title to the Property, free and clear of all liens and encumbrances other than (y) the lien, if any, for real estate taxes not yet due and payable, and (z) Permitted Exceptions which Deed shall be duly executed and acknowledged by Seller;

(ii)                                  an affidavit of non-foreign status substantially in the form of Exhibit F attached hereto, duly executed and acknowledged by Seller;

(iii)                               such other documents as may be reasonably required to comply with Seller’s obligations under this Agreement, including, without limitation, customary affidavits sufficient for the Title Company to delete any exceptions for parties in possession, mechanic’s or materialmen’s liens from Purchaser’s and its lender’s title policy and such other affidavits relating to such title policies as the Title Company may reasonably request (including, without limitation, an affidavit of no change relating to the 2001 Survey) and evidence reasonably satisfactory to Purchaser and the Title Company of Seller’s authority to convey the Property pursuant to this Agreement in form and substance reasonably satisfactory to Purchaser and the Title Company;

(iv)                              a counterpart of a closing statement for the transaction duly executed by Seller;

(v)                                 evidence that all Contracts (other than Assigned Contracts) have been terminated and all costs related thereto paid by Seller;

(vi)                              all books, records, plans, specifications and reports in Seller’s possession or control related solely to the Property; and

(vii)                           keys to all locks on the Property.

(b)                                 At or before the Closing, Purchaser shall deliver to Escrow Agent the following, each document hereafter mentioned to be in form and substance reasonably satisfactory to Seller’s attorneys:

(i)                                     the Purchase Price less the amount of the Deposit and net of any adjustments made in accordance with Section 5 above;

(ii)                                  a counterpart of a closing statement for the transaction duly executed by Purchaser; and

(iii)                               such other documents as may be reasonably required to comply with Purchaser’s obligations under this Agreement.

9.                                       Representations and Warranties.

(a)                                  Seller represents and warrants to Purchaser that:

(i)                                     Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”);

(ii)                                  Seller is not an entity listed pursuant to Executive Order #13224;

(iii)                               Seller (A) is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts, (B) has full power to engage in the transaction contemplated hereby, and (C) has full power, authority and legal right to execute and deliver this Agreement and to perform and observe the terms and conditions of this Agreement;

(iv)                              This Agreement and all documents that are to be executed by Seller and delivered to Purchaser on the Closing Date will be duly executed, authorized and delivered by Seller; and this Agreement and all such documents are (and on the Closing Date, will be) legal, valid and binding obligations of Seller, enforceable in accordance with their terms and do not, and, at the time of the Closing Date will not, violate any provisions of any agreement or judicial or administrative order to which Seller is a party or to which Seller or the Property (or any portion thereof) is subject;

(v)                                 No authorization, consent or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder;

(vi)                              Each person signing this Agreement on behalf of Seller is duly and validly authorized to do so;

(vii)                           There are no claims, actions, suits or proceedings pending or, to the best of Seller’s knowledge, threatened against Seller or the Property which could have a material adverse effect on any portion of the Property, Seller’s use of the Property, Seller’s interest therein, or Seller’s ability to perform its obligations hereunder, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

(viii)                        To the best of Seller’s knowledge, there are no condemnation actions against or relating to the Property or any portion thereof, nor has Seller received any notice of any being contemplated;

(ix)                                Seller has not received any written notice with respect to any pending impositions of additional taxes or assessments against the Property;

(x)                                   Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from any governmental authority, and Seller has no knowledge of any violation of any building code, law, rule or regulation pertaining to the Property or any portion thereof;

(xi)                                No petition has been filed by or, to the best of Seller’s knowledge, against Seller under the federal bankruptcy code or any similar state or federal law;

(xii)                             There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers and no other party has a contract right of first refusal or right to purchase the Property other than as provided in this Agreement; and

(xiii)                          To the best of Seller’s knowledge, the Property is in compliance with all applicable environmental laws.

(b)                                 Seller’s Environmental Representations, Warranties and Covenants:

(i)                                     Definitions. As used in this agreement, the following terms shall have the following meanings:

(A)                              “NHDES” means the New Hampshire Department of Environmental Services.

(B)                                “Environmental Laws” means federal, state and local laws, ordinances, rules and regulations related to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq.

(C)                                “Hazardous Substance” means any hazardous substance, hazardous waste, toxic substance, pollutant or contaminant as such terms may be defined in any of the Environmental Laws.

(D)                               “Underground Storage Tank” means any tank including appurtenant pipes, lines, fixtures and other related equipment, the volume of which, including the volume of appurtenant pipes, lines, fixtures and other related equipment, is ten (10%) percent or more below the surface of the ground.

(ii)                                  Seller represents, warrants and covenants the following, all of which shall be true as of the date hereof and Closing:

(A)                              Simultaneously with the execution of this Agreement, Seller shall deliver to Purchaser originals or true copies of the following documents with respect to environmental matters relating to the Real Property that are in

Seller’s possession, all of which are listed on Schedule D attached hereto and made a part hereof, relating to:

(1)                                  all approvals, plans, specifications, test borings, percolation tests, engineering studies, surveys or other data;

(2)                                  permits, approvals, registrations, Underground Storage Tank registrations, certificates, applications, notices, orders, directives, legal pleadings, correspondence, or other such documents which Seller, any tenant of Seller, any of Seller’s predecessors-in-title, or any tenant of Seller’s predecessors-in-title have submitted to or received from any federal, state, county, municipal or other governmental entity; and

(3)                                  the results of any investigation of the Real Property which are available to Seller including, but not limited to, tests or investigation of soil or other substrate, groundwater, surface water, or the building interior, and any testing results from the removal or abandonment of any underground storage tank on the Real Property.

(iii)                               Seller shall immediately provide to Purchaser, but in no event later than the Closing, any information described in paragraph 9(b)(ii) above, which Seller has received from the date of this Agreement to the date of Closing. In complying with the provisions of this paragraph, Seller shall make a diligent effort to provide the specified documents and information. If Seller is aware of any unavailable documents or information, Seller shall notify Purchaser in writing of the existence of same with a full explanation of Seller knowledge of same.

(iv)                              Except as has been disclosed by Seller to Purchaser pursuant to paragraph 9(b)(ii) hereof, Seller has no actual knowledge of, and has received no notice of, any outstanding violation of any governmental law, rule, statute, ordinance or regulation, including without limitation Environmental Laws, affecting the Real Property.

(v)                                 Except as has been disclosed by Seller to Purchaser pursuant to paragraph 9(b)(ii) hereof, to the best of Seller’s knowledge, no spills, discharges, releases, deposits or emplacements of any Hazardous Substances have occurred on the Real Property.

(vi)                              To the best of Seller’s knowledge, there are no Underground Storage Tanks currently located on the Real Property and, except as disclosed by Seller to Purchaser pursuant to paragraph 9(b)(ii) hereof, Seller is not aware of any prior Underground Storage Tanks on the Real Property.

(vii)                           Except for the now vacant hazardous waste room located on the first floor of the Building, Seller has not installed any storage tanks, barrels, sumps, impoundments or other containers or equipment (moveable or fixed) for the containment of Hazardous Substances in any part of the Real Property, and, except as disclosed by Seller to Purchaser pursuant to paragraph 9(b)(ii) hereof, Seller is not aware of any prior installations.

(c)                                  All of the representations and warranties of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date and shall survive for a period expiring one (1) year from the Closing Date. Seller shall advise Purchaser of any notice of violation or breach or threatened violation or breach affecting any of Seller’s foregoing representations and warranties. Notwithstanding the foregoing, if Purchaser obtains knowledge in writing or has been so advised in writing by Seller of the inaccuracy of any of Seller’s representations and warranties set forth in this Agreement and Purchaser nonetheless proceeds with the Closing hereunder, then Seller shall not be liable for such inaccuracies after the Closing.

With respect to any representation or warranty set forth above relating to environmental matters stated to be to “the best of Seller’s knowledge” or where it is stated that Seller has “no knowledge”, such representation or warranty shall be limited to the actual knowledge of Richard N. Lupien, Manager – Corporate Environmental of Seller. Purchaser agrees hereby that Mr. Lupien has no duty to investigate the subject matter of any such representation or warranty and acknowledges hereby she has made no such investigation. Seller warrants and represents that Mr. Lupien is the person within Seller’s organization most likely to have knowledge of such subject matters.

The provisions of this Section 9(c) shall survive the Closing.

(d)                                 Purchaser represents and warrants to Seller that:

(i)                                     Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of New York, (b) has full power to engage in the transaction contemplated hereby, and (c) has full power, authority and legal right to execute and deliver this Agreement and to perform and observe the terms and conditions of this Agreement and to consummate the transaction contemplated hereby;

(ii)                                  This Agreement and all documents that are to be executed by Purchaser and delivered to Seller on the Closing Date will be duly executed, authorized and delivered by Purchaser; and this Agreement and all such documents are (and on the Closing Date, will be) legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms and do not, and, at the time of the Closing Date will not, violate any provisions of any agreement or judicial or administrative order to which Purchaser is a party or to which Purchaser is subject;

(iii)                               No authorization, consent or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder; and

(iv)                              Each person signing this Agreement on behalf of Purchaser is duly and validly authorized to do so.

(e)                                  All of the representations and warranties of Purchaser set forth herein shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the

Closing Date and shall survive the Closing Date for a period expiring one (1) year from the Closing Date.

The provisions of this Section 9(d) shall survive the Closing.

10.                                 Covenants. Seller covenants that, between the date hereof and the Closing Date:

(a)                                  Seller will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants or conditions of any contract or agreement affecting the Property, nor enter into any new contract or agreement or place any encumbrance on the Property, without the prior written consent of Purchaser, which may be granted or withheld in Purchaser’s sole discretion.

(b)                                 With respect to any consent required by clause (a) of this Section 10, Seller shall furnish Purchaser with a written notice of the proposed action which shall contain information regarding the proposed action that Purchaser shall reasonably request. If Purchaser shall fail to reply in writing to any such proposed action within seven (7) business days after receipt of the aforementioned information, then Purchaser’s consent shall be deemed to have been denied with respect to the proposed action.

(c)                                  At all times from the execution of this Agreement to the Closing Date, Seller shall maintain the Property in the same condition as the same is in as of the date of this Agreement, subject only to reasonable use and wear and the terms of Section 12 hereof. At all times from the execution of this Agreement to the Closing Date, it shall maintain in force fire and extended coverage casualty insurance on the Improvements for the replacement cost thereof. During the pendency of this Agreement, Seller shall not remove from any of the Property any Personal Property, except if worn out, and then only if replaced by Personal Property of equivalent or greater value and utility.

(d)                                 Seller agrees to terminate prior to the Closing Date, any contract relating to the Property, including without limitation, any property management, leasing brokerage and service or maintenance contract or agreement (each, a “Contract”) unless Purchaser requests otherwise, by written notice to Seller prior to the expiration of the Due Diligence Period. All costs and expenses that result from such terminations shall be paid by Seller. Any Contracts which Purchaser designates not to be terminated shall be assigned to Purchaser at Closing (the “Assigned Contracts”).

(e)                                  Seller shall make all records, invoices, bills and other information and materials relating to the operation of the Property reasonably available for Purchaser to inspect and copy, including during the Due Diligence Period, and shall reasonably cooperate on all reconciliations and audits.

(f)                                    Seller shall advise Purchaser promptly of any damage to the Property and of any litigation, arbitration, administrative hearing or legislation before any governmental body or agency of which Seller becomes aware which concerns the Property and which is instituted or threatened after the date hereof.

11.                                 Brokers.

(a)                                  Purchaser and Seller represent and warrant to each other that, in connection with the sale of the Property, they have had no dealings with any broker, firm or salesman other than Meredith & Grew, Inc. (“M&G”) and Goodnow Real Estate Services (“Goodnow”). As used herein, the term “Brokers” shall mean, collectively, M&G, RBJ and Goodnow.

(b)                                 Pursuant to and in accordance with the terms of an agreement by and between Seller and M&G relating to the sale of the Property, Seller shall be responsible, upon Closing, for the payment to M&G of its commission in accordance with said agreement. The parties hereto acknowledge that M&G shall be responsible for paying one-quarter (1/4) of said commission each to Goodnow and RBJ.

(c)                                  Seller hereby agrees to defend, indemnify and hold harmless Purchaser from any loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of any claim by any person, firm or business entity other than the Brokers who shall claim to have acted in this transaction on behalf of Seller.

(d)                                 Purchaser agrees to defend, indemnify and hold harmless Seller from any loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of any other claim by any person, firm or business entity other than the Brokers who shall claim to have acted in this transaction on behalf of Purchaser.

(e)                                  The provisions of this Section 11 shall survive the Closing.

12.                                 Condemnation and Destruction.

(a)                                  In the event (i) any portion of the Property should be damaged or destroyed by fire or other casualty estimated by an independent professional insurance adjuster to cost less than $400,000.00 to repair, such results to be certified to both Seller and Purchaser, the Closing will proceed as scheduled with an appropriate adjustment to the Purchase Price for the damage to the Property. Seller shall make timely claims under all applicable insurance policies for the value of the loss and shall be entitled to retain all insurance proceeds. Purchaser agrees to reasonably cooperate with Seller in requests in obtaining payment of such claims. The terms of this provision shall survive Closing. In the event all or any portion of the Property should be damaged or destroyed by fire or other casualty estimated by Seller’s professional insurance adjuster in the case of insured risks to cost $400,000.00 or more to repair, or by any uninsured risk prior to the Closing Date, or the damage cannot reasonably be restored within one hundred eighty (180) days of the date of the casualty, Purchaser may, at Purchaser’s sole option, elect either:

(i)                                     to terminate this Agreement by giving written notice to Seller no later than ten (10) business days after the giving of Seller’s notice provided for below and receive back the Deposit; or

(ii)                                  to close under this Agreement without any reduction in the Purchase Price and require Seller to assign to Purchaser at Closing all claims under all applicable insurance policies (or all proceeds, if any are received before the Closing) for such damage and pay to Purchaser the amount of any deductible under the insurance policy.

(b)                                 In the event that all of the Property is condemned or taken by eminent domain proceedings, or any material portion of the Property which, in Purchaser’s sole determination, would adversely affect the ability of Purchaser to use the Property as intended is condemned or taken by eminent domain proceedings by any public authority prior to the Closing, then Purchaser may, at Purchaser’s sole option, elect either:

(i)                                     to terminate this Agreement by giving written notice to Seller no later than ten (10) business days after the giving of Seller’s notice provided for below and receive back the Deposit; or

(ii)                                  to close under this Agreement without reduction in the Purchase Price and require Seller to assign to Purchaser at Closing all condemnation proceeds or rights to proceeds payable as a result of such condemnation or sale in lieu thereof.

(c)                                  If, after the date hereof, (i) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (ii) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Purchaser in writing of such fact promptly after obtaining knowledge thereof.

13.                                 Conditions to Seller’s and Purchaser’s Performance.

13.1                           Conditions to Seller’s Obligations. The obligations of Seller to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to the following (any one or more of which may be waived in whole or in part by Seller at its discretion):

(a)                                  The representations and warranties made by Purchaser in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date

(b)                                 Purchaser having performed in all material respects all covenants and obligations required by this Agreement to be performed by Purchaser on or prior to the Closing Date; and

(c)                                  Payment of the Purchase Price, as adjusted and prorated hereunder.

13.2                           Conditions to Purchaser’s Obligations.                                 The obligations of Purchaser to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to the following (any one or more of which may be waived in whole or in part by Purchaser at its discretion):

(a)                                  The representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date;

(b)                                 Seller having performed in all material respects all covenants and obligations required by this Agreement to be performed by Seller on or prior to the Closing Date;

(c)                                  All Contracts which are not Assigned Contracts shall have been terminated in accordance with Section 10 above;

(d)                                 Subject to Section 12 hereof, between the expiration of the Due Diligence Period and the Closing Date, there shall have occurred no material adverse change in (i) the condition of the Property; (ii) title relating to the Property (such as the appearance of title matters not previously disclosed in the Title Commitment);  or (iii) zoning relating to the Property;

(e)                                  Purchaser receiving, at Closing, a ALTA Owner’s Policy of Title Insurance insuring good, clear, record, marketable and fee simple title to the Property subject only to the Permitted Exceptions; and

(f)                                    Full possession of the Property, broom clean with all Personal Property removed free of all tenants and occupants, shall be delivered to Purchaser (or its nominee) at the Closing, the Property to be then in substantially the same condition as it is now, reasonable use and wear thereof excepted and not in violation of any applicable laws, codes or regulations or any of the Permitted Exceptions.

14.                                 Default and Remedies.

(a)                                  Seller and Purchaser hereby agree that in the event that Seller shall have failed in any material respect on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, any representation or warranty of Seller herein was untrue in any material respect when made, or Seller shall have caused any representation or warranty to become untrue in any material respect between the date of this Agreement and the Closing, then either (1) Purchaser may terminate this Agreement and be entitled to a return of the Deposit and Seller shall be liable to reimburse Purchaser its actual documented out-of-pocket due diligence expenses, including reasonable legal fees, not to exceed $25,000.00, or (2) Purchaser may waive such default or failure of condition, and proceed to close the transaction, in which event Purchaser shall have the right of specific performance to compel Seller to fulfill its obligation to sell the Property under the terms and conditions of this Agreement, but Seller shall not be liable for any other fees or expenses of Purchaser, including any reasonable legal fees or expenses, court costs, or out-of-pocket due diligence expenses, except for any legal fees and expenses incurred by Purchaser in obtaining specific performance of this Agreement. Purchaser’s election of one of the two remedies set forth in this Section 14(a) shall be Purchaser’s sole remedy in the event of a default by Seller hereunder, and Purchaser shall have no right to pursue any other damages from Seller, whether characterized as general or specific damages, compensatory damages, consequential damages, or any other form of money damages.

(b)                                 Seller and Purchaser agree that, in the event that Purchaser shall have failed in any material respect on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Purchaser on the Closing Date, any representation or warranty of Purchaser herein was untrue in any material respect when made, or Purchaser shall have caused any representation or warranty to become untrue in any material respect between the date of this Agreement and the Closing, then Seller shall be entitled to receive the Deposit as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default or failure of condition. Seller and Purchaser agree that it would be difficult if not impossible to determine Seller’s damages, and that the amount of the Deposit held by Escrow Agent from time to time is a reasonable estimate of such damages. Accordingly, the Deposit shall be paid over to Seller as full and final liquidated damages in the event Purchaser fails to close in accordance with the terms and provisions of this Agreement and Seller shall accept such amount as full and final damages and Seller’s only remedy at law or in equity.

15.                                 No Personal Liability.

The parties hereto agree that neither the partners, directors, officers, trustees, beneficiaries, shareholders, members, employees nor agents of either party have any personal obligation hereunder, and that, other than claims of a tortuous nature, neither party shall seek to assert any claim or enforce any rights hereunder against such partners, directors, officers, trustees, beneficiaries, shareholders, members, employees, or agents of the other party.

16.                                 Notices.

All notices, demands, requests, approvals or consents made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand, request, approval or consent is being sent by certified or registered mail, return receipt requested, or by reputable overnight courier delivery, or by messenger, or by facsimile transmission confirmed promptly by delivery by reputable overnight courier, addressed as follows, or at such other address as such party may designate by notice to the other party:  Notwithstanding the foregoing, all notices required hereunder may be made by either party by such party’s legal representative.

To Seller:	Teradyne, Inc.
321 Harrison Avenue
Boston, MA 02118-2700
Attn: Richard N. Lupien, Manager - Corporate Environmental & Safety
Fax: 617-422-2290

With a copy to:	Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attn: David A. Bright, Esquire
Fax: 617-289-0463

To Purchaser:	Axsys Technologies IR Systems, Inc.
282 Main Street
Salem, New Hampshire 03070
Attn: Scott Conner
Fax: 603-898-3970

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07601
Attn: Michael Sternlieb, Esq.
Fax: 201-489-1536

To Escrow Agent:	Gallagher, Callahan & Gartrell, PC
214 N. Main Street, PO Box 1415
Concord, New Hampshire 03302
Fax: 603-224-7588

Any notice, demand, request, approval or consent given in accordance with the provisions of this Section 16 shall be effective on the date of receipt or delivery or when proper delivery is refused by the addressee.

17.                                 Entire Agreement.

This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

18.                                 Amendments.

This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

19.                                 Waiver.

No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

20.                                 Assignment.

This Agreement shall benefit and bind Seller and Purchaser and their respective successors and assigns. Neither party may assign its rights hereunder without the prior written consent of the other. Notwithstanding the foregoing, Purchaser may assign or transfer its rights under this Agreement to a joint venture entity in which it has an interest, any affiliate in which it has a substantial (direct or indirect) economic interest, successor by operation of law, wholly owned subsidiary, entity controlled by Purchaser or under common control with Purchaser and to any entity owning all or substantially all of the assets of Purchaser without the prior written consent of Seller.

21.                                 Intentionally Deleted.

22.                                 Intentionally Deleted.

23.                                 Section and Paragraph Headings.

The headings of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

24.                                 Governing Law.

This Agreement shall be governed by the laws of the State of New Hampshire, without regard to its conflicts of laws principles.

25.                                 Counterparts.

This Agreement may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

26.                                 Further Assurances.

In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Purchaser agree to perform such other acts, and to execute and deliver such other customary instruments and documents as either Seller or Purchaser or their respective counsel, may reasonably require prior to or after Closing in order to effect the intent and purpose of this Agreement.

27.                                 Facsimile Signatures.

In order to expedite the transaction contemplated herein, facsimile signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. Seller and Purchaser intend to be bound by the signatures on the facsimile document, are aware that the other party will rely on the facsimile signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the use of and reliance upon facsimile signatures. Following any facsimile transmittal, the respective party shall promptly deliver the original instrument by reputable overnight courier in accordance with the notice provisions of this Agreement.

28.                                 Business Days.

If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday (hereinafter defined), the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or Legal

Holiday. As used herein, the term “Legal Holiday” shall mean any local or federal holiday on which banks are closed in the State of New Hampshire.

29.                                 Recording.

Neither party shall record this Agreement. Notwithstanding the foregoing, however, Purchaser shall have the right to record, and Seller agrees to promptly execute, a memorandum of this Agreement. Costs of recordation shall be solely Purchaser’s obligation. Purchaser’s right to record a memorandum of this Agreement shall be conditioned on Purchaser’s simultaneous execution of a termination of such memorandum, which termination shall be held in escrow by the Escrow Agent.

[signature page follows]

This Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER:

TERADYNE, INC., a Massachusetts corporation

By:	/s/ Gregory R. Beecher
Gregory R. Beecher
Vice President and Chief Financial Officer

PURCHASER:

AXSYS TECHNOLOGIES IR SYSTEMS, INC., a New York corporation

By:	/s/ Scott B. Conner
Scott B. Conner
Vice President